UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 25, 2008

RAM Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-32864	Not Applicable
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

RAM Re House
46 Reid Street
Hamilton HM 12 Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 296-6501

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

          On July 25, 2008, RAM Reinsurance Company Ltd. (“RAM Re”), the operating subsidiary of RAM Holdings Ltd. (“RAM”), entered into a commutation agreement with XL Financial Assurance Ltd. (“XLFA”), a subsidiary of Security Capital Assurance Ltd. The commutation agreement provides, among other things, for RAM Re to pay XLFA US$94,400,000 no later than August 4, 2008 and that each party thereto releases the other party from all liabilities and obligations under all reinsurance agreements between the parties. The commutation agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01. Other Events.

          On July 29, 2008, RAM issued a press release announcing RAM Re’s entry into the commutation agreement with XLFA. A copy of the press release, dated July 29, 2008, is attached hereto as Exhibit No. 99.1.

Item 9.01. Financial Statements and Exhibits.

        (d) Exhibits

Exhibit
Number	Description

10.1	Commutation Agreement, dated as of July 25, 2008, by and between XL Financial Assurance Ltd. and RAM Reinsurance Company Ltd.

99.1	Press release of RAM Holdings Ltd. dated July 29, 2008.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM Holdings Ltd.
(Registrant)

Dated: July 29, 2008	By:	/s/ Victoria W. Guest
Name: Victoria W. Guest
Title: General Counsel